Exhibit 99.1

Infinera Corporation Reports First Quarter 2017 Financial Results

Sunnyvale, Calif., May 4, 2017 - Infinera Corporation, provider of Intelligent Transport Networks, today released financial results for its first quarter ended April 1, 2017.

GAAP revenue for the quarter was $175.5 million compared to $181.0 million in the fourth quarter of 2016 and $244.8 million in the first quarter of 2016.

GAAP gross margin for the quarter was 36.5% compared to 38.1% in the fourth quarter of 2016 and 47.5% in the first quarter of 2016. GAAP operating margin for the quarter was (21.6)% compared to (25.3)% in the fourth quarter of 2016 and 6.1% in the first quarter of 2016.

GAAP net loss for the quarter was $(40.5) million, or $(0.28) per share, compared to a net loss of $(36.3) million, or $(0.25) per share, in the fourth quarter of 2016, and net income of $12.0 million, or $0.08 per diluted share, in the first quarter of 2016.

Non-GAAP gross margin for the quarter was 40.3% compared to 41.8% in the fourth quarter of 2016 and 50.2% in the first quarter of 2016. Non-GAAP operating margin for the quarter was (11.4)% compared to (9.2)% in the fourth quarter of 2016 and 12.3% in the first quarter of 2016.

Non-GAAP net loss for the quarter was $(21.7) million, or $(0.15) per share, compared to a net loss of $(17.0) million, or $(0.12) per share, in the fourth quarter of 2016, and net income of $28.0 million, or $0.19 per diluted share, in the first quarter of 2016.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

“We started the year with a solid first quarter, exceeding our financial guidance and moving closer to bringing our new Infinite Capacity Engine products to market,” said Tom Fallon, Infinera's Chief Executive Officer. “With network architectures and customer requirements evolving rapidly, we are seeing increasing opportunities to deliver scalable network solutions that enable our customers’ go-to-market strategies. As we deliver new products in upcoming quarters and new optical engines every few years, I believe we are well positioned to extend our technology differentiation and return to delivering strong financial results.”

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its first quarter 2017 results and its outlook for the second quarter of 2017 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events & Webcasts section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and automate optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications.

Infinera’s unique large scale photonic integrated circuits enable innovative optical networking solutions for the most demanding networks. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at blog.infinera.com.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera's ability to deliver scalable network solutions that enable its customers’ go-to-market strategies; Infinera’s expectations regarding the delivery of new products in upcoming quarters and new optical engines every few years; and Infinera’s belief that it is well positioned to extend its technology differentiation and return to delivering strong financial results. Forward-looking statements can also be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include delays in the development and introduction of new products or updates to existing products and market acceptance of these products; the effects of increased customer consolidation; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by our key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; Infinera's reliance on single and limited source suppliers; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; the effect of global macroeconomic conditions on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Annual Report on Form 10-K for the year ended on December 31, 2016 as filed with the SEC on February 23, 2017, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude non-cash stock-based compensation expenses, amortization of debt discount on Infinera’s convertible senior notes, the gain on the sale of a cost-method investment, amortization and impairment of acquired intangible assets, acquisition-related costs, and certain purchase accounting adjustments related to Infinera's acquisition of Transmode AB, which closed during the third quarter of 2015, along with related tax effects. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss), basic and diluted net income (loss) per share, gross margin or operating margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.” Infinera anticipates disclosing forward-looking non-GAAP information in its conference call to discuss its first quarter 2017 results, including an estimate of certain non-GAAP financial measures for the second quarter of 2017 that excludes non-cash stock-based compensation expenses, amortization of acquired intangible assets and amortization of debt discount on Infinera’s convertible senior notes.

A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.

Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 1, 2017	March 26, 2016
Revenue:
Product	$147,053	$216,082
Services	28,469	28,736
Total revenue	175,522	244,818
Cost of revenue:
Cost of product	99,332	118,062
Cost of services	12,134	10,418
Total cost of revenue	111,466	128,480
Gross profit	64,056	116,338
Operating expenses:
Research and development	55,083	54,145
Sales and marketing	29,441	30,009
General and administrative	17,359	17,313
Total operating expenses	101,883	101,467
Income (loss) from operations	(37,827)	14,871
Other income (expense), net:
Interest income	751	522
Interest expense	(3,403)	(3,155)
Other gain (loss), net:	(130)	(214)
Total other income (expense), net	(2,782)	(2,847)
Income (loss) before income taxes	(40,609)	12,024
Provision for (benefit from) income taxes	(158)	216
Net income (loss)	(40,451)	11,808
Less: Net loss attributable to noncontrolling interest	—	(207)
Net income (loss) attributable to Infinera Corporation	$(40,451)	$12,015
Net income (loss) per common share attributable to Infinera Corporation:
Basic	$(0.28)	$0.09
Diluted	$(0.28)	$0.08
Weighted average shares used in computing net income (loss) per common share:
Basic	145,786	140,805
Diluted	145,786	146,880

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)

(Unaudited)

	Three Months Ended
	April 1, 2017		December 31, 2016		March 26, 2016
Reconciliation of Revenue:
U.S. GAAP as reported	$175,522		$181,043		$244,818
Acquisition-related deferred revenue adjustment(1)	—		—		226
Non-GAAP as adjusted	$175,522		$181,043		$245,044

Reconciliation of Gross Profit:
U.S. GAAP as reported	$64,056	36.5%	$69,032	38.1%	$116,338	47.5%
Acquisition-related deferred revenue adjustment(1)	—		—		226
Stock-based compensation(2)	1,831		1,849		1,532
Amortization of acquired intangible assets(3)	4,880		4,745		4,870
Acquisition-related costs(4)	40		27		39
Non-GAAP as adjusted	$70,807	40.3%	$75,653	41.8%	$123,005	50.2%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$101,883		$114,900		$101,467
Stock-based compensation(2)	9,046		9,493		6,455
Amortization of acquired intangible assets(3)	1,468		1,436		1,632
Acquisition-related costs(4)	306		416		488
Acquired IPR&D impairment(5)	—		11,295		—
Intangible asset impairment(6)	252		—		—
Non-GAAP as adjusted	$90,811		$92,260		$92,892

Reconciliation of Income (Loss) from Operations:
U.S. GAAP as reported	$(37,827)	(21.6)%	$(45,868)	(25.3)%	$14,871	6.1%
Acquisition-related deferred revenue adjustment(1)	—		—		226
Stock-based compensation(2)	10,877		11,342		7,987
Amortization of acquired intangible assets(3)	6,348		6,181		6,502
Acquisition-related costs(4)	346		443		527
Acquired IPR&D impairment(5)	—		11,295		—
Intangible asset impairment(6)	252		—		—
Non-GAAP as adjusted	$(20,004)	(11.4)%	$(16,607)	(9.2)%	$30,113	12.3%

Reconciliation of Net Income (Loss) Attributable to Infinera Corporation:
U.S. GAAP as reported	$(40,451)		$(36,253)		$12,015
Acquisition-related deferred revenue adjustment(1)	—		—		226
Stock-based compensation(2)	10,877		11,342		7,987
Amortization of acquired intangible assets(3)	6,348		6,181		6,502
Acquisition-related costs(4)	261		818		527
Acquired IPR&D impairment(5)	—		11,295		—
Intangible asset impairment(6)	252		—		—
Amortization of debt discount(7)	2,514		2,451		2,274
Gain on sale of cost-method investment(8)	—		(8,983)		—
Income tax effects(9)	(1,474)		(3,829)		(1,502)
Non-GAAP as adjusted	$(21,673)		$(16,978)		$28,029

Net Income (Loss) per Common Share Attributable to Infinera Corporation - Basic:
U.S. GAAP as reported	$(0.28)		$(0.25)		$0.09

	Three Months Ended
	April 1, 2017	December 31, 2016	March 26, 2016
Non-GAAP as adjusted	$(0.15)	$(0.12)	$0.20
Net Income (Loss) per Common Share Attributable to Infinera Corporation - Diluted:
U.S. GAAP as reported	$(0.28)	$(0.25)	$0.08
Non-GAAP as adjusted	$(0.15)	$(0.12)	$0.19
Weighted Average Shares Used in Computing Net Income (Loss) per Common Share:
Basic	145,786	144,770	140,805
Diluted	145,786	144,770	146,880
____________________________

(1)
Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Transmode acquisition. The revenue for these support contracts is deferred and typically recognized over a one year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to the revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended
	April 1, 2017	December 31, 2016	March 26, 2016
Cost of revenue	$724	$791	$673
Research and development	3,780	4,011	2,321
Sales and marketing	2,726	3,037	2,235
General and administration	2,540	2,445	1,899
	9,770	10,284	7,128
Cost of revenue - amortization from balance sheet*	1,107	1,058	859
Total stock-based compensation expense	$10,877	$11,342	$7,987
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(3)
Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(4)
Acquisition-related costs associated with the Transmode acquisition include legal, financial, employee retention costs and other professional fees incurred in connection with the transaction, including squeeze-out proceedings. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(5)
Acquired in-process research and development (IPR&D) impairment is associated with intangibles acquired with the Transmode acquisition, which Infinera does not anticipate utilizing in future products. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring and management believes that these expenses are not indicative of ongoing operating performance.

(6)
Intangible asset impairment is associated with previously acquired intangibles, which Infinera has determined that the carrying value will not be recoverable. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring and management believes that these expenses are not indicative of ongoing operating performance.

(7)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on its $150 million in aggregate principal amount of 1.75% convertible debt issuance in May 2013 over the term of the notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(8)
The gain on the sale of a cost-method investment has been excluded in arriving at Infinera's non-GAAP results because it is non-recurring and management believes that this gain is not indicative of ongoing operating performance.

(9)
The difference between the GAAP and non-GAAP tax is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs, amortization of acquired intangible assets and the IPR&D impairment related to the Transmode acquisition.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	April 1, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$125,658	$162,641
Short-term investments	139,113	141,697
Short-term restricted cash	7,908	8,490
Accounts receivable, net of allowance for doubtful accounts of $817 in 2017 and $772 in 2016	124,325	150,370
Inventory	233,858	232,955
Prepaid expenses and other current assets	40,133	34,270
Total current assets	670,995	730,423
Property, plant and equipment, net	129,007	124,800
Intangible assets	103,673	108,475
Goodwill	179,670	176,760
Long-term investments	80,903	40,779
Cost-method investment	7,000	7,000
Long-term restricted cash	5,081	6,449
Other non-current assets	4,034	3,897
Total assets	$1,180,363	$1,198,583
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,371	$62,486
Accrued expenses	32,636	31,580
Accrued compensation and related benefits	32,503	46,637
Accrued warranty	15,425	16,930
Deferred revenue	66,364	58,900
Total current liabilities	206,299	216,533
Long-term debt, net	136,316	133,586
Accrued warranty, non-current	20,555	23,412
Deferred revenue, non-current	24,736	19,362
Deferred tax liability	24,345	25,327
Other long-term liabilities	19,350	18,035
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of April 1, 2017 and December 31, 2016
Issued and outstanding shares - 146,515 as of April 1, 2017 and 145,021 as of December 31, 2016	147	145
Additional paid-in capital	1,374,830	1,354,082
Accumulated other comprehensive loss	(22,189)	(28,324)
Accumulated deficit	(604,026)	(563,575)
Total stockholders’ equity	748,762	762,328
Total liabilities and stockholders’ equity	$1,180,363	$1,198,583

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	April 1, 2017	March 26, 2016
Cash Flows from Operating Activities:
Net income (loss)	$(40,451)	$11,808
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,951	14,666
Amortization of debt discount and issuance costs	2,730	2,469
Amortization of premium on investments	120	481
Impairment of intangible assets	252	—
Stock-based compensation expense	10,877	7,987
Other gain	(60)	—
Changes in assets and liabilities:
Accounts receivable	26,366	2,165
Inventory	(326)	(16,155)
Prepaid expenses and other assets	(5,767)	(274)
Accounts payable	(3,180)	(9,041)
Accrued liabilities and other expenses	(12,027)	(15,036)
Deferred revenue	12,943	9,776
Accrued warranty	(4,398)	1,133
Net cash provided by operating activities	3,030	9,979
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(84,422)	(37,393)
Proceeds from maturities of investments	46,679	63,759
Purchase of property and equipment	(14,743)	(10,844)
Change in restricted cash	1,626	(30)
Net cash provided by (used in) investing activities	(50,860)	15,492
Cash Flows from Financing Activities:
Security pledge to acquire noncontrolling interest	476	—
Acquisition of noncontrolling interest	(471)	—
Proceeds from issuance of common stock	9,808	7,787
Minimum tax withholding paid on behalf of employees for net share settlement	(151)	(2,444)
Net cash provided by financing activities	9,662	5,343
Effect of exchange rate changes on cash	1,185	59
Net change in cash and cash equivalents	(36,983)	30,873
Cash and cash equivalents at beginning of period	162,641	149,101
Cash and cash equivalents at end of period	$125,658	$179,974
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$1,553	$1,554
Cash paid for interest	$3	$37
Supplemental schedule of non-cash investing activities:
Transfer of inventory to fixed assets	$138	$1,409

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17
GAAP Revenue ($ Mil)	$207.3	$232.5	$260.0	$244.8	$258.8	$185.5	$181.0	$175.5
GAAP Gross Margin %	46.7%	44.2%	44.5%	47.5%	47.8%	45.6%	38.1%	36.5%
Non-GAAP Gross Margin %(1)	47.4%	47.5%	48.3%	50.2%	50.4%	49.2%	41.8%	40.3%
Revenue Composition:
Domestic %	75%	68%	62%	71%	64%	56%	53%	57%
International %	25%	32%	38%	29%	36%	44%	47%	43%
Customers >10% of Revenue	3	2	2	3	2	2	2	1
Cash Related Information:
Cash from Operations ($ Mil)	$55.0	$32.5	$25.8	$10.0	$28.2	$5.2	($5.0)	$3.0
Capital Expenditures ($ Mil)	$8.7	$10.6	$15.3	$10.8	$12.5	$9.6	$10.4	$14.7
Depreciation & Amortization ($ Mil)	$6.3	$9.2	$13.7	$14.7	$15.2	$15.9	$15.7	$16.0
DSOs	48	55	65	69	68	75	81	64
Inventory Metrics:
Raw Materials ($ Mil)	$30.2	$24.2	$27.9	$33.1	$39.1	$37.2	$33.2	$34.8
Work in Process ($ Mil)	$43.9	$48.5	$52.6	$59.4	$61.0	$65.5	$74.5	$81.1
Finished Goods ($ Mil)	$83.1	$97.2	$94.2	$97.2	$102.2	$128.8	$125.3	$118.0
Total Inventory ($ Mil)	$157.2	$169.9	$174.7	$189.7	$202.3	$231.5	$233.0	$233.9
Inventory Turns(2)	2.8	2.9	3.1	2.6	2.5	1.6	1.8	1.8
Worldwide Headcount	1,598	1,978	2,056	2,128	2,218	2,262	2,240	2,245
Weighted Average Shares Outstanding (in thousands):
Basic	130,349	134,834	140,015	140,805	142,396	143,850	144,770	145,786
Diluted	140,642	145,300	149,439	146,880	145,891	144,993	145,497	147,017

(1)
Non-GAAP adjustments include non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisition of Transmode and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for non-cash stock-based compensation expense and certain purchase accounting adjustments, divided by the average inventory for the quarter.